Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Matt Funke, CFO
September 28, 2021	(573) 778-1800

SOUTHERN MISSOURI BANCORP AND FORTUNE FINANCIAL ANNOUNCE AGREEMENT TO MERGE

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (NASDAQ: SMBC, "Southern Missouri"), the parent corporation of Southern Bank, and Fortune Financial Corporation ("Fortune"), the parent company of FortuneBank, today announced the signing of a definitive merger agreement whereby Southern Missouri will acquire Fortune in a stock and cash transaction.

Fortune operates two branches in Jefferson and St. Louis Counties, Missouri, both located within the St. Louis, Missouri, MSA. At June 30, 2021, Fortune’s consolidated assets were $253.7 million, including loans, net, of $209.3 million, while deposits totaled $214.5 million.

Southern Missouri reported total assets at June 30, 2021, of approximately $2.7 billion, including loans, net, of $2.2 billion, and total deposits of $2.3 billion. On a pro forma basis, following the acquisition, the combined company's total assets will approximate $3.0 billion, with total loans, net, of $2.4 billion, and total deposits of $2.5 billion. The combined company will operate 51 locations in Missouri, Arkansas, and Illinois.

Under the terms of the merger agreement, unanimously approved by the boards of both entities, Fortune shareholders are projected to receive either a fixed exchange ratio of 0.2853 shares of Southern Missouri common stock or a cash payment of $12.55 for each Fortune share, at the election of the shareholders, subject to adjustment based on Fortune’s capital and the total outstanding shares of Fortune at closing. Based on Southern Missouri’s $43.99 average closing price over the 20-day trading period ended September 24, 2021, the transaction’s indicated value is approximately $29.9 million, with merger consideration comprised of stock and cash at a 60:40 ratio. As part of the merger, Southern Missouri will also assume approximately $7.5 million in subordinated debt.

"Southern Missouri is pleased to announce this merger with Fortune and an important step in our long-term growth," stated Greg Steffens, President and CEO of Southern Missouri. "Fortune has developed a number of business lines that complement our organization well, and provides a point of entry to a large and growing banking market where we believe our community banking model will perform well. Fortune customers will benefit from the scale and technology we will help their banking officers bring to their relationships. We have been very impressed with the talented personnel who will be joining our team through this partnership and look forward to building on the success Fortune has achieved."

Daniel Jones, Founder, Chairman & CEO of Fortune, is expected to join the boards of directors of Southern Missouri and Southern Bank. “It is with a feeling of overwhelming gratitude to our amazing customer base and wonderful staff that I announce we have decided to partner with Southern Bank to continue the FortuneBank legacy,” Mr. Jones noted. “From the inception of Fortune, it has been my desire and that of Chris Ford, as the founding family members, to offer the highest level of customer service from a true community bank platform. Many things have changed over the sixteen years since we chartered the bank, but our desire to operate with the highest level of integrity within our amazing community never wavered. Chris and I will remain with the combined organization, ensuring the same founding principles carry on well after the merger. We are confident that Southern brings the same spirit of excellent, community bank-focused customer service, and these services will be provided by the same FortuneBank team members. The merger will add enhancements in technology and scale such that we are able to do more for our community and loyal customers. We are blessed and have been given much for which to be thankful. I am most certainly thankful for these past sixteen years and look forward to many ahead with Southern Bank as our partner!”

“We are convinced this merger is an important and logical strategic step in Southern Missouri’s growth,” added Steffens. “Entering the St. Louis MSA will help us achieve our long-term growth goals, which we know are necessary for our organization to remain competitive and continue to invest in the technological advances required in our industry. Moreover, we believe this growth can be achieved along with strong core profitability as we combine our institutions and capitalize on the core competencies of each.”

The deal value equates to 155% of Fortune’s capital at announcement, represents a 5.8% premium to core deposits, and is a multiple of 6.4 times Fortune’s projected forward earnings including fully phased-in cost savings, which are estimated at 30%. Excluding certain one-time merger charges, including Southern Missouri’s additional provision for credit losses as required under ASU 2016-13 (“CECL”), the transaction is anticipated to be accretive to earnings per share by approximately 8.8% in our fiscal year ended June 30, 2022, and by 9.1% in our fiscal year ended June 30, 2023. Tangible book value per common share is expected to be diluted by approximately 3.8% at closing, with a projected earnback period of approximately 11 quarters, based on the crossover method.

Southern Missouri and Fortune anticipate completion of the transaction late in the first calendar quarter of 2022, subject to satisfaction of customary closing conditions, including regulatory and shareholder approvals.

Piper Sandler & Co. acted as financial advisor and Armstrong Teasdale LLP served as legal advisor to Fortune, while Silver, Freedman, Taff & Tiernan LLP served as legal advisor to Southern Missouri.

Forward-Looking Information:

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including: the requisite regulatory and shareholder approvals for this acquisition might not be obtained, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from Southern Missouri's merger and acquisition activities, including this acquisition and Southern Missouri's other acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; potential adverse impacts to economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, generally, resulting from the ongoing COVID-19 pandemic and any governmental or societal responses thereto; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; fluctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely affect our business; changes in accounting principles, policies, or guidelines; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; the impact of technological changes; and our success at managing the risks involved in the foregoing.

Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

No Offer or Solicitation:

This press release is being provided for informational purposes only and does not constitute (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, (ii) an offer to exchange any securities or (iii) the solicitation of any vote for approval of any transaction. There shall not be any offer, solicitation, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation, sale, or exchange is not permitted.

Additional Information:

Southern Missouri Bancorp, Inc. will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Fortune that also constitutes a prospectus of Southern Missouri, which will be sent to the shareholders of Fortune. Fortune shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Southern Missouri, Fortune, and the proposed transaction. When filed, this document and other documents relating to the merger filed by Southern Missouri can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing Southern Missouri's website at www.bankwithsouthern.com under the tab "Investor Relations" and then under "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from Southern Missouri upon written request to Southern Missouri Bancorp, Inc., Attn: Investor Relations, 2991 Oak Grove Road, Poplar Bluff, Missouri, 63901, or by calling (573) 778-1800, or from Fortune upon written request to Fortune Financial Corporation., Attn: Investor Relations, 3494 Jeffco Boulevard, Arnold, Missouri, 63010.

Participants in this Transaction:

Southern Missouri, Fortune, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Fortune’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Southern Missouri may be found in the definitive proxy statement of Southern Missouri relating to its 2021 Annual Meeting of Shareholders filed with the SEC by Southern Missouri on September 20, 2021. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Fortune will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.